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                                                                   EXHIBIT 99(2)

                            Text of Prepared Remarks
                     of Registrant's Chief Executive Officer
                  To the Mayor's Casino Tax Advisory Committee
                 In New Orleans, Louisiana on November 13, 2000

      Good afternoon.

      I want to express my sincere gratitude to the Chairman, the Vice Chairman and each commission member for your efforts to develop a clear understanding of the environment in which the Harrah's New Orleans casino operates. I also want to thank you for allowing me to speak with you today.

      Just a little background about me: I've been with Harrah's Entertainment for 21 years. I joined the company in 1980 as Vice President and General Counsel and was named President and Chief Executive Officer of Harrah's in 1984.

      I was elected to the Board of Directors in 1988 and have been Chairman since 1997. I also serve on the Board of JCC Holding, the owner of the Harrah's New Orleans casino.

      I'm here today because Harrah's Entertainment wants to stay in New Orleans, not because we want to leave. And I want to tell you why.

      But first, our SEC attorneys want me to clarify for investors that my comments will include some forward-looking statements. These statements are intended to qualify for the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, which covers various risks and uncertainties.

      There is nothing uncertain, however, about our desire to stay in New Orleans. Today we understand this market far, far better than we did in the past.

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      We want to stay because I'm convinced we can make this business viable.
But that requires a fair and equitable relationship involving the city, the state, JCC Holding and its creditors and investors, and Harrah's Entertainment and its shareholders.

      We want to stay because we've developed strong relationships with customers - hundreds of thousands of them here in the New Orleans area. We want to continue to provide them high-quality, world-class casino entertainment.

      We want to stay because there are 3,000 citizens of this city working in that casino. For many, it's the best job they've ever had. I don't want them to lose those jobs. And I don't want the casino's vendors - who in just one year have supplied $58 million of goods and services to the facility - to lose that business.

      We want to stay because New Orleans is a great destination city. Our customers from all across this country love to visit here.

      Over the past 12 months we've invited our best customers from 20 other Harrah's Entertainment properties to New Orleans.

      And if they had told me they didn't like the experience, I wouldn't be here today.

      Instead, they told me they love the food, the music, the architecture, the people, the culture and, yes, the casino here in New Orleans. And they've told me they want to come back.

      They convinced me that our convictions about the allure of this city were correct.

      We want to stay because the banks, bondholders and investors who lent the money to get this business open and operating should have an opportunity to recoup their loans. And those whose loans would be converted to equity in a restructuring should have an opportunity to earn a modest return.

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         And finally, we want to stay because our shareholders should have an opportunity to earn a return on the substantial investments of time, effort, human resources and money their company has made here.

         I would now like to take a few minutes to talk about the casino's revenues. A full year of managing the casino has given us a much clearer picture of the revenue-generating power of the Harrah's New Orleans casino. And it's a markedly different picture from the one we and many others projected in the past.

      Every business projects revenues and earnings when it contemplates a new operation or new product line.

      But you never know precisely what the new business will really do until you open the doors or put the product on the shelf.

      The casino business is different from others because it's one of the few businesses in the world that pays taxes on gross revenues rather than on net income.

      That means that if we, as a casino operator, grow the business, we hope our shareholders benefit, but we know the state will. As the business revenues grow, the state's tax revenues grow.

      Harrah's Entertainment has a long history of increasing state tax payments. For example, Harrah's Atlantic City's tax payments to the state of New Jersey have tripled in the past two decades. Why?

      Smart marketing and increased capital spending has led to more customers with more money who stay longer and play longer at the casino.

      We are making the same kind of capital investment at our Shreveport casino that we made in Atlantic City. Why?

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      Because we have a competitive operating structure there and a reasonable opportunity to generate attractive returns for our shareholders. And so we are investing another $150 million in Shreveport.

      We believe this investment will generate more revenues, thus more taxes to the state of Louisiana. And our new investment spending there has already enhanced local economic development.

      That's the way we've always done business. That's why between 1980 and 1999, Harrah's Entertainment's revenues rose from $200 million annually to more than $3 billion. Employment jumped from 5,000 to 40,000 people. And nationwide, the state gaming taxes we paid last year alone totaled about $300 million.

      I've opened 18 casinos in my career at Harrah's. In most cases, our revenue projections proved conservative.

      But Harrah's New Orleans is the only casino I've ever been involved with where the revenue projections weren't even close to the mark. Here's why:

      The original projections, produced independently by academics, investment analysts and many potential investors, started at $1.1 billion.

      Harrah's Entertainment was more conservative, though. We cut the estimates of money tourists and conventioneers said they'd spend. As a result, our revenue projections dropped to $620 million in 1994 and to $348 million in 1998.

      Let me explain how we got to that $348 million figure. We built that projection by forecasting the revenue contribution from four primary customer segments.

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      The first group is people who live within a 200-mile radius of New
Orleans. Let's call them locals. The second group is made up of high rollers, incremental tourists that we invite to New Orleans as our guests.

      The third group is also incremental tourists, primarily loyal Harrah's customers from other markets who aren't high rollers. But these customers like the Harrah's brand enough that they visit Harrah's casinos when they travel away from home. They generate significant cross-market play and revenues that we can accurately track.

      Our revenue projections from the locals, the higher rollers and the Harrah's loyalists did indeed prove conservative. The revenue the casino has generated from them in the past 12 months has modestly exceeded our projections.

      The fourth group is comprised of tourists and conventioneers who regularly visit New Orleans.

      We expected these pre-existing conventioneers and tourists to generate nearly half of the casino's revenues. And we expected that because they told our market researchers how much time and money they planned to spend in the casino.

      We tried to be conservative about the revenues from that fourth category. In our projections, we discounted what they told us by 40 percent. But in reality, their play has been much less than that.

      Harrah's Entertainment was right in its projections about three of the four customer groups.

      But we weren't conservative enough about that fourth group. And I take responsibility for the inaccurate forecast by our market researchers of the amount of money tourists and conventioneers would spend at the casino.

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      The fact is, everyone missed on the $348 million projection. And by everyone, I mean Harrah's Entertainment, Wall Street bankers, analysts and investors and professionals hired by government officials.

      Today, with a year of operating history behind the casino, we all know the actual spending patterns of these customers. We all know the true size of the downtown market.

      I say "downtown market" for a reason. The fact is that if you draw a circle with a radius 75 miles out from New Orleans, the market is substantially larger than even that original $1.1 billion projection. But Harrah's New Orleans casino hasn't been able to capture a significant share of that regional market for several reasons.

      Cruising requirements aren't enforced for riverboats. Gulf Coast competitors have launched aggressive marketing campaigns aimed at Louisiana. Those Mississippi casinos have spent large sums upgrading their facilities, adding first-class hotel rooms and restaurants. And airlines have increased service to Mississippi.

      Despite that competition, Harrah's New Orleans casino is one of the two highest revenue-generating casinos in the South. And given the right operating environment, it can continue to succeed and flourish, providing jobs, taxes and other economic benefits.

      So at this point those of us involved in the New Orleans casino are faced with a choice. We can all take our losses - and they've been substantial - and close the doors.

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      Or we can all work together to make the business viable. We will all get less than we had originally hoped for, but we will all have the chance to get something of value for our efforts.

      I'm here because Harrah's Entertainment wants that to happen. I believe it can if we all work together. Here's why:

      There are some very encouraging signs of growth. Slot volume, for example, has grown 23 percent since January. The customer database has grown from zero to 280,000 in just 12 months. And casino revenues are up more than 30 percent since opening.

      Even with those encouraging signs, however, we agree with the academic and investment-banking witnesses you heard from earlier. The casino simply cannot service today's level of taxes on revenues from this downtown market.

      Furthermore, optimal revenues can't be achieved in an environment that limits the casino's ability to offer customers what they get from competitors just a few miles away. And I specifically mean its inability to profitably offer rooms, food and beverages to its customers.

      On this there is no uncertainty: Success requires that Harrah's New Orleans be treated like every other casino in Louisiana. It must be able to compete on an equal basis with those casinos just a short drive across the Mississippi border.

      Without a level playing field, the casino will be limited in its ability to grow the business. And I cannot ask Harrah's Entertainment's board and shareholders to continue to subsidize this business indefinitely.

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      Therefore, absent a restructuring that fundamentally changes the economics of the casino, we will not renew the current minimum payment guaranty beyond March 31, 2001.

      In America, no business can survive without making a profit. You need only look at the money-losing dot.coms that have crashed this year for real and timely examples.

      The land-based casino can't make a profit while paying a tax rate on gross revenues two to three times higher than the rate paid by any other casino in Louisiana - and five times the rate paid by its Gulf Coast competitors.

      Simply put, the tax rate on Harrah's New Orleans - the rate Harrah's Entertainment, JCC, investors and government officials all thought was reasonable and equitable - cannot work.

      This tax burden is far higher than that faced by any other business in this state. I'm sure there other businesses in this state that have missed revenue projections. But there's no other business operating here whose tax obligations are unresponsive to lower revenues.

      That must change. Otherwise, no one - and I mean no one - can make that facility profitable.

      If the casino is to continue to create the kind of positive economic impact in this city and state that it has in the past 12 months, the business model has to change.

      In the final analysis, the fate of the casino after March 31 won't be up to Harrah's Entertainment alone.

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      The solution cannot be created by any of the parties acting separately. It requires cooperation from the city. It requires cooperation from the state. It requires cooperation from the casino's lenders and investors.

      I'm here because I want to see that happen.

      Thank you. I'm now happy to answer your questions.